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                                                                    EXHIBIT 23.1

             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Post Effective Amendment No. 1 to Form S-3) and related Prospectus of Ascend Communications, Inc. for the registration of 203,272 shares of its common stock and to the incorporation by reference therein of our report dated January 16, 1996 with respect to the consolidated financial statements and schedule of Ascend Communications, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1995, filed with the Securities and Exchange Commission.


ERNST & YOUNG LLP


Walnut Creek,California
November 27, 1996